EXHIBIT 5

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

April 1, 2002

PMA Capital Corporation
PMA Capital Trust I
PMA Capital Trust II
1735 Market Street
Philadelphia, PA 19103

        Re: PMA Capital Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for PMA Capital Corporation, a Pennsylvania corporation (the “Company”), PMA Capital Trust I and PMA Capital Trust II, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a “Trust” and collectively, the “Trusts”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) for the registration of the sale by the Company from time to time of up to $250,000,000 in the aggregate of: (i) the Company’s Class A Common Stock, par value $5.00 per share (the “Common Stock”); (ii) the Company’s Preferred Stock, par value $.01 per share (the “Preferred Stock”); (iii) senior and subordinated debt securities (collectively, the “Debt Securities”); (iv) depositary shares representing fractional interests in the Common Stock and the Preferred Stock (the “Depositary Shares”); (v) warrants to purchase Common Stock (the “Common Stock Warrants”), warrants to purchase Preferred Stock (the “Preferred Stock Warrants”) and warrants to purchase Debt Securities (the “Debt Warrants,” and together with the Common Stock Warrants and Preferred Stock Warrants, the “Warrants”); (vi) stock purchase contracts to purchase Common Stock (the “Stock Purchase Contracts”); (vii) stock purchase units (the “Stock Purchase Units”) representing ownership of Stock Purchase Contracts, Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities; (viii) preferred securities (the “Preferred Securities”) of the Trusts; and (ix) guarantees of the Preferred Securities by the Company (the “Guarantees”).

        The Debt Securities are to be issued pursuant to one or more Indentures (collectively, the “Indentures”) to be entered into between the Company and State Street Bank and Trust Company, as trustee. The Preferred Securities are to be issued pursuant to one or more Amended and Restated Trust Agreements (the “Trust Agreements”), to be entered into among the Company, as sponsor, State Street Bank and Trust Company, as property trustee, Christiana

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April 1, 2002

Bank and Trust Company, as Delaware trustee, and certain individuals named therein as the administrative trustees (each, a “Trustee”).

        We have examined copies of the Restated Articles of Incorporation and Amended and Restated By-Laws of the Company, forms of the Indentures and Trust Agreements, the Certificates of Trust of each of the Trusts, the Registration Statement, resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) on November 7, 2001 with respect to the Registration Statement and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents and matters of law, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

        In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

        In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of such security, (i) the Company or the relevant Trust, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company or the relevant Trust shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the qualification of the applicable Indenture under the Trust Indenture Act; (v) the compliance with the “blue sky” laws of certain states; (vi) the relevant Trust Agreements and Indentures are consistent with the respective forms thereof filed as an exhibit to the Registration Statement; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company or the relevant Trust with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the relevant Trust, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust.

        Based on and subject to the foregoing and to the other assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

        1. When (i) the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture

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April 1, 2002

and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        2. Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors in accordance with the Company’s Restated Articles of Incorporation and (ii) the proper filing with the Secretary of State of the Commonwealth of Pennsylvania a Statement with Respect to Shares relating to such series of Preferred Stock, including upon conversion of Preferred Stock Warrants, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

        3. When (i) the creation of and the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Depositary Shares or certificates representing the Depositary Shares have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the deposit agreement relating to the Depositary Shares and the applicable underwriting or other agreement, such Depositary Shares will be validly issued, fully paid and non-assessable.

        4. When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or exercise of the Warrants, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities, Preferred Stock or Warrants, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

        5. When (i) the creation of and the issuance and terms of Common Stock Warrants or Preferred Stock Warrants, the terms of the offering thereof and related matters have

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April 1, 2002

been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Common Stock Warrants or Preferred Stock Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Common Stock Warrants or Preferred Stock Warrants or certificates representing the Common Stock Warrants or Preferred Stock Warrants have been issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Common Stock Warrants or Preferred Stock Warrants will be validly issued.

        6. When (i) the creation of and the issuance and terms of Debt Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Debt Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (iii) the Debt Warrants or certificates representing the Debt Warrants have been, to the extent necessary, duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Debt Warrants will be validly issued.

        7. When (i) the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Stock Purchase Contracts will be duly authorized and validly issued.

        8. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Stock Purchase Units will be duly authorized and validly issued.

        9. When (i) the Amended and Restated Trust Agreement of the relevant Trust has been duly authorized, executed and delivered by the relevant Trustees of the relevant Trust and the Company, as sponsor; and (ii) the applicable Preferred Securities representing undivided beneficial interests in the assets of the relevant Trust have been duly authorized and established pursuant to the applicable Amended and Restated Trust Agreement of the relevant Trust and delivered by the relevant Trust against payment of the consideration fixed therefor, as

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April 1, 2002

contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 10 below, fully paid and non-assessable undivided beneficial interests in the assets of the relevant Trust.

        10. When (i) the Amended and Restated Trust Agreement of the relevant Trust has been duly authorized, executed and delivered by the relevant Trustees of the relevant Trust and the Company, as sponsor; and (ii) the applicable Preferred Securities representing undivided beneficial interests in the assets of the relevant Trust have been duly authorized and established pursuant to the applicable Amended and Restated Trust Agreement of the relevant Trust and delivered by the relevant Trust against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that the holders of the Preferred Securities may be obligated to make payments as set forth in the Amended and Restated Trust Agreement.

        11. When (i) the Guarantees have been duly authorized by the Company, (ii) the Guarantees have been duly executed and delivered by the Company and the Preferred Securities have been duly issued and delivered by the applicable Trust, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        We express no opinion as to the law of any jurisdiction other than the federal law of the United States, the law of the Commonwealth of Pennsylvania and the Business Trust Act of the State of Delaware.

        This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

        Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are

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April 1, 2002

within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP